1 EARNINGS PRESENTATION 3Q 2023 November 1, 2023

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the federal securities laws, including statements relating to (i) our strategy, outlook and growth prospects, (ii) our operational and financial targets, (iii) the anticipated deconsolidation of Vantage SDC and (iv) general economic trends and trends in our industry and markets. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward- looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, our ability to grow our business by raising capital for our funds and the companies that we manage; whether run rate metrics presented herein are reflective of actual annual data; our position as an owner and investment manager of digital infrastructure and our ability to manage any related conflicts of interest; adverse changes in general economic and political conditions, including those resulting from supply chain difficulties, inflation, interest rate increases, a potential economic slowdown or a recession; our ability to deconsolidate our Operating segment; the anticipated impact of artificial intelligence developments on our business; our exposure to business risks in Europe, Asia and other foreign markets; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the ability of our managed companies to attract and retain key customers and to provide reliable services without disruption; the reliance of our managed companies on third-party suppliers for power, network connectivity and certain other services; our ability to increase assets under management ("AUM") and expand our existing and new investment strategies; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital infrastructure and investment management industries effectively; our business and investment strategy, including the ability of the businesses in which we have significant investments to execute their business strategies; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to deploy capital into new investments consistent with our investment management strategies; the availability of, and competition for, attractive investment opportunities and the earnings profile of such new investments; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; the impact of any security incident or deficiency affecting our systems or network or the system and network of any of our managed companies or service providers; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our leverage and our ability to reach our targeted level of leverage by year-end; the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection; the impact of our transition from a real estate investment trust ("REIT") to a taxable C corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; fluctuations in foreign currency and exchange rates and our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company or any investment vehicle managed or advised thereby. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially. The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

3 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES This presentation includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including certain of the financial metrics defined below, of which the calculations may differ from methodologies utilized by other companies for similar performance measurements, and accordingly, may not be comparable to those of other companies. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): Adjusted EBITDA is a supplemental measure derived from DE and generally presents the Company’s core operating performance on a pre-tax basis, based upon recurring revenues and independent of our capital structure and leverage. The Company views Adjusted EBITDA as particularly helpful in evaluating the relative contribution of our Operating segment, absent the effects of leverage, as the consolidated portfolio companies in the Operating segment have higher leverage relative to the Company’s own capital structure. The Company believes Adjusted EBITDA is useful to investors as an indicative measure of the Company’s profitability that is recurring and sustainable and allows for better comparability of the Company’s performance relative to its peers independent of capital structure and leverage. However, because Adjusted EBITDA is calculated without the effects of certain recurring cash charges, including interest expense, preferred stock dividends, income taxes, capital expenditures or other recurring cash requirements, its usefulness as a performance measure may be limited. Adjusted EBITDA is calculated as DE adjusted to generally exclude the following items attributable to the Operating Company that are included in DE: interest expense as included in DE and income tax benefit (expense) as included in DE consistent with an EBITDA measure, preferred stock dividends, placement fee expense, our share of incentive fees and distributed carried interest net of associated compensation expense, and capital expenditures in the Operating segment as deducted in DE. Items excluded from Adjusted EBITDA include preferred stock dividends as Adjusted EBITDA removes the effects to earnings associated with the Company's capital structure, and placement fees as they are inconsistent in amount and frequency depending upon timing of fundraising for our funds. Additionally, Adjusted EBITDA excludes incentive fees and distributed carried interest net of associated compensation expense to be consistent with the FRE measure for our Investment Management segment, as discussed further below. Investment Management Fee Related Earnings (“IM FRE”): Investment Management FRE is presented as Investment Management Adjusted EBITDA, further adjusted to exclude FRE associated with new investment strategies, as discussed below. Investment Management FRE is used to assess the extent to which direct base compensation and core operating expenses are covered by recurring fee revenues in a stabilized investment management business. Investment Management FRE is measured as recurring fee income that is not subject to future realization events and other income (inclusive of cost reimbursements associated with administrative expenses), net of the following: compensation expense (excluding non-cash equity-based compensation, and incentive and carried interest compensation expense), administrative expense (excluding placement fee expense and straight-line adjustment to lease expense) and FRE associated with new investment strategies. In reconciling Investment Management FRE to GAAP net income (loss), adjustments are made to first arrive at Investment Management Adjusted EBITDA, which generally excludes the following: our share of incentive fees and carried interest net of associated compensation expense; unrealized principal investment income; other gain (loss); transaction-related and restructuring charges; non-cash equity-based compensation costs; straight-line adjustment to lease expense; placement fee expense; and in line with an EBITDA measure, non-cash depreciation and amortization expense, interest expense, and income tax benefit (expense). Consistent with an FRE measure, Investment Management Adjusted EBITDA excludes incentive fees and carried interest net of associated compensation expense, as these are not recurring fee income and are subject to variability given that they are performance-based and/or dependent upon future realization events. In calculating Investment Management FRE which reflects the Company’s Investment Management segment as a stabilized business, Investment Management Adjusted EBITDA is further adjusted to exclude Start-Up FRE. Start-Up FRE is FRE associated with new investment strategies that have 1) not yet held a first close raising FEEUM; or 2) not yet achieved break- even Adjusted EBITDA only for investment products that may be terminated solely at the Company’s discretion. The Company evaluates new investment strategies on a regular basis and excludes Start- Up FRE from Investment Management FRE until such time as a new strategy is determined to form part of the Company’s core investment management business. The Company believes that Investment Management FRE and Investment Management Adjusted EBITDA are useful measures to investors as they reflect the Company’s profitability based upon recurring fee streams that are not subject to future realization events, and without the effects of income taxes, leverage, non-cash expenses, income (loss) items that are unrealized and other items that may not be indicative of core operating results. This allows for better comparability of the profitability of the Company’s investment management business on a recurring and sustainable basis. Distributable Earnings (“DE”): DE generally represents the net realized earnings of the Company and is an indicative measure used by the Company to assess ongoing operating performance and in making decisions related to distributions and reinvestments. Accordingly, the Company believes DE provides investors and analysts transparency into the measure of performance used by the Company in its decision making. DE reflects the ongoing operating performance of the Company’s core business by generally excluding non-cash expenses, income (loss) items that are unrealized and items that may not be indicative of core operating results. This allows the Company, and its investors and analysts to assess its operating results on a more comparable basis period over-period. DE is calculated as an after-tax measure that differs from GAAP net income (loss) from continuing operations as a result of the following adjustments to net income (loss): transaction related costs; restructuring charges; other gain (loss); unrealized principal investment income; non-cash depreciation, amortization and impairment charges; debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts; our share of unrealized carried interest allocation, net of associated compensation expense; non-cash equity based compensation costs; preferred stock redemption gain (loss); straight-line adjustment to lease expense; interest expense on finance leases in the Operating segment, amortization of above and below market leases in the Operating segment; straight-line adjustment to lease income and expense in the Operating segment, non-revenue enhancing capital expenditures necessary to maintain operating real estate in the Operating segment; and income tax effect on certain of the foregoing adjustments. Transaction-related costs are incurred in connection with acquisitions and include costs of unconsummated transactions, while restructuring charges are related primarily to severance and retention costs. These costs, along with other gain (loss) amounts, are excluded from DE as they are related to discrete items, are not considered part of our ongoing operating cost structure, and are not reflective of our core operating performance. Other items excluded from DE are generally non-cash in nature, including income (loss) items that are unrealized, or otherwise do not represent current or future cash obligations such as amortization of deferred financing costs and straight-line lease adjustment. These items are excluded from DE as they do not contribute to the measurement of DE as a net realized earnings measure that is used in decision making related to distributions and reinvestments. Generally, the income tax effect associated with income and expense items excluded from the calculation of DE are similarly excluded from DE. However, where the resulting income tax liability or benefit arising from these excluded items increase or decrease actual income tax paid or payable by the Company in any one period, the income tax effect of these items are included in DE (for example, equity-based compensation). In connection with our Operating segment, non-revenue enhancing capital expenditures are excluded as these are not recurring capital expenditures and are not incurred to maintain and extend the useful life of operating digital assets that support the generation of revenues. The items we have excluded from DE are generally consistent with the exclusions made by our peers, which we believe allows for better comparability to the DE presented by our peers. Fund Performance Metrics: Certain performance metrics for our key investment funds from inception through September 30, 2023 are presented in this financial supplemental presentation. Excluded are funds with less than one year of performance history as of September 30, 2023, funds and separately managed accounts in the liquid strategy, co-investment vehicles and separately capitalized portfolio companies. The historical performance of these funds is not indicative of their future performance nor indicative of the performance of our other existing investment vehicles or of any of our future funds. An investment in DigitalBridge Group, Inc. is not an investment in any of our funds and these fund performance metrics are not indicative of the performance of DigitalBridge Group, Inc. In evaluating the information presented throughout this presentation see definitions and reconciliations of non-GAAP financial measures to GAAP measures. For purposes of comparability, historical data in this presentation may include certain adjustments from prior reported data at the historical period.

4 DBRG REPORTS THIRD QUARTER 2023 RESULTS Boca Raton, November 1st, 2023 - DigitalBridge Group, Inc. (NYSE: DBRG) and subsidiaries (collectively, “DigitalBridge,” or the “Company”) today announced financial results for the third quarter ended September 30, 2023. The Company reported third quarter 2023 total revenues of $477 million, GAAP net income attributable to common stockholders of $262 million, or $1.60 per share, and Distributable Earnings of $35 million, or $0.20 per share. Common and Preferred Dividends On October 27, 2023, the Company’s Board of Directors declared a cash dividend of $0.01 per common share to be paid on January 16, 2024 to shareholders of record at the close of business on December 31, 2023; and declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share, which will be paid on January 16, 2024 to the respective stockholders of record on January 10, 2023. Third Quarter 2023 Conference Call The Company will conduct an earnings conference call and presentation to discuss the third quarter 2023 financial results on Wednesday, November 1, 2023, at 10:00 a.m. Eastern Time (ET). The earnings presentation will be broadcast live over the Internet and a webcast link can be accessed on the Shareholders section of the Company’s website at ir.digitalbridge.com/events. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8471. For those unable to participate during the live call, a replay will be available starting November 1, 2023, at 3:00 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13739028. International callers should dial (412) 317-6671 and enter the same conference ID number. We delivered a solid third quarter, anchored by strong year-over-year revenue growth in our investment management platform and contributions from the DataBank recapitalization. DataBank not only generated great returns and capital back to shareholders, its deconsolidation from our financial statements de-levered the balance sheet and advanced our simplification initiatives. Marc Ganzi Chief Executive Officer “ ”

DIGITALBRIDGE THIRD QUARTER 2023 GAAP RESULTS

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
Revenues		
Fee income	$ 65,240	$ 41,263
Carried interest allocation (reversal)	168,891	121,698
Principal investment income (loss)	17,943	11,531
Property operating income	214,058	244,336
Other income	10,948	11,024
Total revenues	477,080	429,852
Expenses		
Property operating expense	94,481	105,987
Interest expense	49,894	53,032
Investment expense	5,728	9,510
Transaction-related costs	896	3,879
Placement fees	15	—
Depreciation and amortization	128,000	145,594
Compensation expense		
Compensation expense - cash and equity-based	74,714	65,544
Compensation expense (reversal) - carried interest and incentive fee	72,865	80,831
Administrative expenses	24,077	29,909
Total expenses	450,670	494,286
Other income (loss)		
Other gain (loss), net	254,827	25,908
Income (loss) before income taxes	281,237	(38,526)
Income tax benefit (expense)	143	7,841
Income (loss) from continuing operations	281,380	(30,685)
Income (loss) from discontinued operations	(2,603)	(90,302)
Net income (loss)	278,777	(120,987)
Net income (loss) attributable to noncontrolling interests:		
Redeemable noncontrolling interests	132	(6,442)
Investment entities	(17,746)	(60,623)
Operating Company	19,918	(4,834)
Net income (loss) attributable to DigitalBridge Group, Inc.	276,473	(49,088)
Preferred stock redemption	—	(1,098)
Preferred stock dividends	14,645	15,283
Net income (loss) attributable to common stockholders	$ 261,828	$ 63,273)
Income (loss) per share—basic		
Income (loss) from continuing operations per share—basic	$ 1.61	$ 0.07
Net income (loss) attributable to common stockholders per share—basic	$ 1.60	$ (0.39)
Income (loss) per share—diluted		
Income (loss) from continuing operations per share—diluted	$ 1.40	$ 0.07
Net income (loss) attributable to common stockholders per share—diluted	$ 1.39	$ (0.39)
Weighted average number of shares		
Basic	160,564	162,398
Diluted	185,178	162,398

DIGITALBRIDGE

5

6 AGENDA BUSINESS UPDATESE CT IO N 1 FINANCIAL RESULTSSE CT IO N 2 SE CT IO N 3 EXECUTING THE DIGITAL PLAYBOOK

7 1 BUSINESS UPDATE

8 PROGRESS ON OUR 2023 PRIORITIES: THE 3 THINGS THAT MATTER In 3Q23, DigitalBridge delivered strong financial results and continued to make progress on its key 2023 priorities, including capital formation, Operating segment deconsolidation, and persistent growth across its portfolio companies.  Strong Growth: 3Q23 IM Fee Revenue increased 57% YoY and FRE increased 36%, driven by higher FEEUM from credit, core, and co-invest strategies and contribution from the InfraBridge acquisition.  New Capital Formation: DigitalBridge raised $2.0B(1) since 2Q23 earnings, with continuing commitments to the latest DBP Series as well as contributions from credit, liquid and co-invest strategies.  Guidance On Track: LP interest in digital infrastructure is robust, catalyzed by the early stages of AI-driven demand for compute and connectivity. DBRG remains on track to achieve our full year fundraising goals. FUNDRAISE  DataBank Deconsolidated: DBRG completed the recapitalization of DataBank, resulting in $50 million in incremental gross proceeds and bringing net monetized value to DBRG to $471 million, generating a 32% IRR(2).  3Q proceeds included $28 million of realized carried interest to DBRG shareholders.  Deconsolidated from DBRG financials, including reduction of $2.3 billion in consolidated debt.  Additional Alt. Manager Reporting – additional disclosures including fund performance metrics SIMPLIFY  Portfolio Wide Growth: Portfolio company MRR continued to grow across all verticals in the DBRG ecosystem, led by data centers up 20% YoY and complemented by mid-to-high single digit growth across towers, fiber and small cells.  Data Center Demand: Demand for AI workloads continues to be high with elevated leasing expected into 2024. Pricing remains firm as enterprises increasingly recognize inventory is tightening. DRIVE PORTCO PERFORMANCE Note: There can be no assurance that the Company will complete the deconsolidation of Vantage SDC in 2023, or that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. (1) Inclusive of all capital committed to DigitalBridge managed investment vehicles as of November 1, 2023 in relation to prior period as of July 31, 2023. (2) Returns to DBRG’s balance sheet as of September 14, 2023.

NEW CAPITAL FORMATION

- DigitalBridge has raised $5.4B in new fee-earning equity YTD[1], up $2.0B since last quarter, driven principally by continuing commitments to the latest DBP Series and co-invest. DBRG remains on track to meet its FY 2023 fundraising targets.
- Capital raised for the latest DBP Series will be classified as FEEUM and begin generating management fees today, November 1, coincident with the strategy's first closing.



DBP Series
Co-Invest
Core, Credit, Liquid
($ in Billions; cumulative)
$0.7
1Q23 YTD
$3.4
2Q23 YTD
$5.4
$0.7
$2.2
$2.5
3Q23 YTD
Q3 Adds
+$0.1B
+$1.0B
+$0.9B
$9.5
$8.0
midpoint
$6.5
RANGE
2023 FY
Target

(1) Inclusive of all capital committed to DigitalBridge managed investment vehicles YTD, measured as of November 1, 2023. For prior quarters, YTD reflects the dates represented in the previous quarter's earnings presentations.

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

DIGITALBRIDGE
9

10 $23.1 $30.2 $32.5 $16.5 $20.0 $19.4 $8.9 $8.8 $7.7 $8.0 $8.7 $1.0 $3.3 $3.6 $2.0 $1.8 $1.6 $50.3 $72.2 $74.6 3Q22 2Q23 3Q23 $10.8 $11.3 $11.3 $6.3 $8.0 $8.5 $5.1 $5.1 $2.4 $2.3 $2.4 $1.0 $2.4 $2.6 $20.5 $29.1 $29.9 3Q22 2Q23 3Q23 ASSETS & FEE EARNING EQUITY UNDER MANAGEMENT Fee-Earning Equity Under Management (FEEUM) increased $9.4B, or 46% YoY, to $29.9B as of September 30, 2023, powered by organic capital formation and contribution from the InfraBridge acquisition. DBP Series Co-Invest Permanent Capital Vehicles Core, Liquid, Credit Note: Past performance is not indicative of future results or indicative of how other DigitalBridge investments will perform. Please see slide 2 for additional information. AUM(1)FEEUM(1) InfraBridge +46% YoY Growth +48% YoY GrowthFEEUM growth is Key Revenue and Earnings Driver (1) See definition of FEEUM and AUM on page 36 of this presentation. Representative of Digital Segment only for 3Q22. DBRG Balance Sheet ($ in Billions) ($ in Billions)

11 $1,000M $750M SIMPLIFICATION – DATABANK DECONSOLIDATED DBRG completed the $2.2 billion recapitalization of DataBank on September 14, resulting in $50 million in incremental gross proceeds and bringing net monetized value to DBRG to $471 million(1), while generating a 32% IRR for DBRG shareholders. The final closing resulted in the deconsolidation of DataBank from DBRG’s financial statements. VANTAGE SDC DECONSOLIDATION 10% Threshold Pre-Transaction Net Equity Value Monetized Value(1) Remaining Net Equity Value 9.87% DBRG Ownership $905M $434M . (1) Represents the net difference between the reported Pre-Transaction Net Equity Value and the Remaining Fair Market Value. Net fundings and other deal-related expenses account for the bulk of the difference between Total Net Cash Proceeds and Monetized Value. (2) Represents principal balance and excludes debt issuance costs, discounts and premiums. ($471M) $5.5B $3.2B 6/30/23 9/30/23 =42% Reduction Consolidated Debt(2) DBRG Pro-Rata Debt DIGITALBRIDGE NET EQUITY VALUE DE-LEVERAGING THE BALANCE SHEET

SIMPLIFICATION

- We have a demonstrated record of producing attractive returns consistent with the infrastructure sector and the expectations of our fund investors.
- Funds presented have been active for more than one year, we expect to incorporate Credit and Core strategy returns during 2024.
- Performance reporting solely includes commingled funds controlled by DigitalBridge Group, Inc. and does not include returns from predecessor Digital Bridge Holdings investments.
- Recent vintage funds are earlier in their lifecycle and may include investments which continue to be carried at original cost basis.
- The InfraBridge funds were acquired in early 2023 from AMP Capital. The investment/asset management teams have been subsequently integrated into the DigitalBridge platform.

FUND PERFORMANCE REPORTING

As DigitalBridge finalizes its transition to a pure-play alternative asset manager, we continue to align our reporting with our peers. This quarter we are introducing fund performance metrics into our 10K/Q financial reporting framework.

(In millions, except for MOICs)

							Total Investments		
Fund[1]	Year of Inception[2]	Committed Capital	Available Capital[3]	Invested Capital[4]	Realized Value[5]	Unrealized Value	Total Value[6]	Gross MOIC[7]	Net MOIC[8]
Value-Add									
DigitalBridge Partners I, LP	2018	$4,059	$494	$4,584	$1,139	$5,991	$7,131	1.6x	1.4x
DigitalBridge Partners II, LP	2020	$8,286	$979	$7,681	$662	$8,340	$9,002	1.2x	1.1x
InfraBridge									
Global Infrastructure Fund I, LP	2015	$1,411	$406	$1,479	$1,055	$1,125	$2,181	1.5x	1.3x
Global Infrastructure Fund II, LP	2018	$3,382	$106	$2,993	$64	$2,773	$2,837	0.9x	0.9x

(1) Listed herein are main fund vehicles. Performance metrics are presented in aggregate for main fund vehicle, its parallel vehicles and alternative investment vehicles.
(2) First close date of the fund. InfraBridge funds were acquired in Feb-2023.
(3) Available capital includes recallable capital.
(4) Invested capital represents the original cost and subsequent fundings to investments. Invested capital includes financing costs and investment related expenses which are capitalized. With respect to Infrabridge funds, such costs are expensed and excluded from their determination of invested capital.
(5) Realized value represents proceeds from dispositions that have closed and all earnings from both realized and unrealized investments, including interest, dividend and ticking fees.
(6) Total value is the sum of unrealized fair value and realized value of investments.
(7) Total investment gross multiple of invested capital (MOIC) is calculated as unrealized fair value and realized value of investments divided by invested capital, without giving effect to allocation of expenses and general partner carried interest. Gross MOIC is calculated at the fund level and does not reflect gross MOIC at the individual investor level.
(8) Total investment net MOIC is calculated as unrealized fair value and realized value of investments divided by invested capital, after giving effect to allocation of management fee expense, other fund expenses and general partner carried interest (both distributed and unrealized carried interest). Excludes capital attributable to the general partner, general partner affiliate and any other capital that is not subject to fees and/or carried interest. Net MOIC is calculated at the fund level and does not reflect net MOIC at the individual investor level.

12

13 PORTFOLIO PERFORMANCE Powerful secular tailwinds, driving demand for compute and connectivity, continue to underpin positive performance across our diversified global portfolio. Ultimately portfolio performance drives returns. (1) The Company defines Monthly Recurring Revenue “MRR”, as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days. (2) Excludes companies acquired during or after 3Q23 or for which comparable data was not yet available. 3Q233Q22 TOWER PORTFOLIO SMALL CELLS/EDGE FIBER PORTFOLIO DATA CENTER PORTFOLIO 20.5% 10.0%6.6% Monthly Recurring Revenue ($)(1)(2) Note: Past performance is not indicative of future results or indicative of how other DigitalBridge investments will perform. Please see slide 2 for additional information. 5.5%

14 2 FINANCIAL RESULTS

15 Distributable Earnings - Corporate $182.0M $276.1M 3Q22 3Q23 $50.3B $74.6B 3Q22 3Q23 $20.5B $29.9B 3Q22 3Q23 $32.3M $35.0M 3Q22 3Q23 $21.5M $29.2M 3Q22 3Q23 $42.0M $66.1M 3Q22 3Q23 DIGITALBRIDGE’S THIRD QUARTER 2023 HIGHLIGHTS – KEY METRICS Fee Income – IM Segment Fee Related Earnings – IM Segment FEEUM AUM Run Rate Fee Revenue(1) 57% 36% 8% 46% 48% 52% (1) Based on 9/30/22 and 9/30/23 FEEUM respectively, multiplied by the weighted average annual fee rate % and inclusive of capital raised for new products that have yet to begin charging fees and recurring business service fees.

THIRD QUARTER 2023 HIGHLIGHTS & KPIs

Financial Highlights	At share, DBRG shareholder metrics for the quarter ended September 30, 2023: ▪ **Fee Income** in the investment management segment was $66.1 million, up 57% year-over-year. ▪ **Fee Related Earnings** in the investment management segment ("IM FRE") was $29.2 million, up 36% year-over-year. ▪ **Distributable Earnings ("DE")** attributable to DBRG shareholders was $35.0 million, driven by increased management fee earnings and carried interest realizations in the investment management platform.
Capital Metrics	▪ **Assets Under Management ("AUM")** of $74.6 billion, up 48% year-over-year. ▪ **Fee Earning Equity Under Management ("FEEUM")** of $29.9 billion, up 46% year-over-year. ▪ **New Capital Raised YTD**[1] of $5.4 billion, driven principally by initial commitments to the latest DBP Series. ▪ **Run-Rate Fee Revenue** representing committed FEEUM at quarter end, multiplied by weighted average fee rate is $276 million[2].
Corporate	▪ **Liquidity** as of September 30, 2023 is $530 million, including full availability on the Company's $300 million VFN. ▪ **Debt Reduction** $2.3 billion reduction in consolidated debt resulting from DataBank deconsolidation, $255 million reduction in at-share debt. ▪ **Capital Allocation** Funding of GP commitments during the quarter was $23 million. ▪ **Regular Dividend** of $0.01 per share of common stock was declared for the quarter.

(1) The reported Capital Raised YTD, is inclusive of all capital committed to DigitalBridge managed investment vehicles YTD, measured as of November 1, 2023.
(2) Based on 9/30/23 FEEUM respectively, multiplied by the weighted average annual fee rate % and inclusive of capital raised for new products that have yet to begin charging fees and recurring business service fees.

DIGITALBRIDGE 16

17 TOTAL COMPANY 3Q22 3Q23 % Change YOY 3Q22 LTM 3Q23 LTM % Change YOY Fee Income $41.3 65.2 +58% $184.4 $234.4 +27% Carried Interest (realized and unrealized) 121.7 168.9 +39% 231.3 370.3 +60% Principal Investment Income 11.5 17.9 +56% 89.0 73.4 (18%) Property Operating Income 244.3 214.1 (12%) 871.0 926.1 +6% Interest & Other Income 11.0 10.9 (1%) 43.9 47.4 +8% Consolidated Revenues $429.9 $477.1 +11% $1,419.7 $1,651.7 +16% DBRG Pro Rata Share of Revenues $200.3 $237.0 +18% $522.7 $677.4 +30% Adjusted EBITDA $29.1 $33.6 +15% $101.5 $129.9 +28% Distributable Earnings ("DE") $32.3 $35.0 +8% $16.2 $23.3 +44% Distributable Earnings / Share $0.18 $0.20 +9% $0.07 $0.13 +75% Consolidated revenues were up 11% YoY, led by Fee Income growth of 58%, driven by higher Fee-Earning Equity Under Management. Adjusted EBITDA of $34 million grew 15%, with increased earnings from our IM segment offset by reduced ownership of operating segment assets. CONSOLIDATED RESULTS (NON-GAAP) Note: All $ in millions

INVESTMENT MANAGEMENT RESULTS (NON-GAAP)

During 3Q23, Fee Income increased 57% driven by increased FEEUM from new strategies and the InfraBridge acquisition. FRE and segment-level distributable earnings increased 36% and 51% respectively. FRE Margin was impacted by higher corporate expenses attributed to the IM segment.

INVESTMENT MANAGEMENT ("IM")	3Q22	3Q23	% Change YOY	3Q22 LTM	3Q23 LTM	% Change YOY
Fee Income, excluding incentive fees	$42.0	$66.1	+57%	$182.8	$237.0	+30%
Other Income	0.4	0.4		1.4	2.5	
G&A[1]	(20.9)	(37.3)		(77.9)	(117.2)	
Minority Holder Allocation of Adjusted EBITDA	-	-		(23.3)	-	
Fee Related Earnings ("FRE")[2]	**$21.5**	**$29.2**	**+36%**	**$83.0**	**$122.3**	**+47%**
FRE Margin (Consolidated)	51.1%	44.2%		45.4%	51.6%	
Distributable Earnings Adjustments						
Realized Net Carried Interest (Loss)	20.3	27.9		20.2	39.7	
Realized Net Investment Income (Loss)	-	-		-	-	
Other IM Expenses & Taxes[1]	(6.4)	(3.9)		(4.2)	(23.0)	
IM Segment Distributable Earnings ("DE")	**$35.3**	**$53.3**	**+51%**	**$75.7**	**$139.0**	**+84%**

Note: All $ in millions

(1) G&A excludes start-up FRE associated with new strategies, which is captured in Other IM Expenses & Taxes.

(2) Fee Related Earnings ("FRE") does not include net corporate overhead expenses captured in 'Corporate & Other EBITDA' as presented in DBRG's supplemental financial statements, which were ($5.2) million and ($5.1) million respectively for 3Q22 and 3Q23. Incorporating these costs may enhance investor's evaluation of corporate profitability as DBRG moves closer to single segment reporting following deconsolidation of its Operating Segment.

DIGITALBRIDGE

18

INVESTMENT MANAGEMENT SEGMENT DETAIL (NON-GAAP)

Carried interest income of $169 million, up 39% YoY, including accruals of $141 million and realized carried interest of $28 million resulting from the final closing of the DataBank recapitalization. Other IM Expenses continue to decline YoY.

Carried Interest Detail	3Q22	3Q23	*% Change YoY*
Unrealized Carried Interest - Income	($1.8)	$141.0	
Realized Carried Interest - Income	123.5	27.9	
Carried Interest - Income (as reported on GAAP Income Statement)	$121.7	$168.9	39%
Unrealized Carried Interest - Compensation Expense	($1.0)	($72.9)	
Realized Carried Interest - Compensation Expense	(79.8)	-	
Carried Interest - Compensation Expense	($80.8)	($72.9)	(10%)
Net Carried Interest (Unrealized and Realized)[1]	$41.0	$96.0	134%

Other IM Expenses Detail	3Q22	3Q23	*% Change YoY*
Startup Costs / New Product G&A	($2.4)	($1.2)	
Placement Fees	$0.0	($0.0)	
Other, at-share	($0.2)	($0.4)	
Allocated Securitization Interest	($2.6)	($2.3)	
Income Tax Benefit (expense)	($1.3)	$0.0	
Total Other IM Expenses, net	($6.4)	($3.9)	(40%)

(1) Net Carried Interest represents GAAP consolidated amount before non-controlling interest share of carried interest (consisting of legacy ownership and Wafra).

DIGITALBRIDGE

19

20 OPERATING 3Q22 3Q23 % Change YOY 3Q22 LTM 3Q23 LTM % Change YOY Revenues $36.5 $25.3 (31%) $144.8 $106.8 (26%) Expenses (21.3) (14.7) (31%) (82.3) ($59.8) (27%) Adjusted EBITDA $15.2 $10.6 (30%) $62.5 $47.0 (25%) Interest & Other Expenses (7.1) (6.2) (14%) (27.9) (24.4) (13%) Maintenance Capex (1.9) (1.4) (27%) (6.9) (5.2) (25%) Distributable Earnings $6.2 $3.1 (50%) $27.7 $17.4 (37%) EBITDA Margin 41.6% 42.0% +1.0% 43.2% 44.0% +0.8% Ownership 17% 12% (28%) OPERATING SEGMENT RESULTS (NON-GAAP) Note: All $ in millions (1) At the beginning of the recapitalization process in August 2022 DBRG at-share Operating Segment revenues and earnings declined YoY due to lower DBRG ownership of businesses in this segment. Notably, since 3Q22, progress on the DataBank recap lowered DBRG ownership from 22%(1) to 9.9%, ultimately resulting in its deconsolidation as of September 14, 2023. Excluding the impact of the ownership reduction, consolidated revenue was up 8% and Adj. EBITDA was up 9%. YoY reduction due to sale of ownership interests in DataBank; excluding sale EBITDA was up 9%.

21 $276M Run Rate Fee Revenue INVESTMENT MANAGEMENT GROWTH (1) Based on 9/30/23 FEEUM multiplied by the weighted average annual fee rate % and inclusive of capital raised for new products that have yet to begin charging fees and recurring business service fees. Run-Rate Fee Revenue is calculated by multiplying committed FEEUM as of the referenced date by the average annual fee rate % to provide an indication of future expected revenue DBRG SHARE EXCLUDES 31.5% MINORITY INTEREST FOR PERIODS PRIOR TO MAY 2022 CONVERSION EXCLUDES 1X ITEMS 3Q Annualized Fee Revenue increased 45% YoY and declined slightly QoQ due to coinvest syndications which reduced FEEUM and were not yet offset by newly activated FEEUM. IM Segment FRE on a QoQ basis was impacted by higher corporate expenses attributed to the IM segment. Annualized Fee Revenue Annualized IM Segment FRE (1) $94M $106M $120M $148M $182M $181M $237M $266M $264M $53M $60M $73M $83M $100M $97M $138M $138M $125M 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23

DATABANK DECONSOLIDATION

The most significant change to the balance sheet during 3Q was the deconsolidation of DataBank, which substantially reduced consolidated debt and further simplified our corporate profile.

Key Takeaways

Deleveraging

Significant debt reduction with $2.3 billion of non-recourse investment level debt deconsolidated.

DataBank Transitions to Investments

DataBank valuation steps up from cost to fair market value and is now carried under 'Investments' on the balance sheet.

Simplification

Complexity of balance sheet with combined line items from asset management and digital real estate businesses reduced. When Vantage SDC is deconsolidated, this will be complete.

($ in Millions)

	Consolidated Balance Sheet			
	6/30/23	Other Q3 Activity	Deconsolidation of DataBank[1]	9/30/23
Assets				
Cash and Cash Equivalents	$ 427	$ 60	$ (53)	$ 434
Restricted Cash	155	(1)	(50)	105
Investments	1,289	591	–	1,880
Real Estate	6,178	107	(3,235)	3,051
Goodwill	923	6	(463)	466
Deferred Leasing Costs and Intangible Assets	1,053	(33)	(322)	698
Other Assts	608	22	(464)	165
Due From Affiliates	71	(1)	–	70
Assets Held For Disposition	54	0	(50)	4
Total Assets	$ 10,757	$ 751	$ (4,636)	$ 6,872
Liabilities				
Corporate Debt	$ 370	$ 1	–	$ 371
Non-recourse investment level debt	5,026	70	(2,310)	2,786
Intangible Liabilities, net	28	(1)	(7)	21
Other Liabilities	1,158	231	(721)	669
Liabilities related to assets held for disposition	13	(1)	(12)	0
Total Liabilities	$ 6,596	$ 300	$ (3,049)	$ 3,847
Redeemable noncontrolling interests	32	(5)	–	27
Noncontrolling interests in investment entities	2,640	29	(1,427)	1,242
Noncontrolling interests in Operating Company	47	19	–	66
Total Stockholders' Equity	1,442	408	(159)	1,691
Total Equity	$ 4,129	$ 456	$ (1,587)	$ 2,998
Total Liabilities, Redeemable noncontrolling interests and Equity	$ 10,757	$ 751	$ (4,636)	$ 6,872

(1) The deconsolidation of DataBank resulted in the derecognition of the assets, liabilities and noncontrolling interests as of September 14, 2023.

DIGITALBRIDGE 22

BALANCE SHEET PROFILE

Primary assets are equity investments where we invest alongside our LPs, Operating Segment Net Equity Value and Corporate Cash. DigitalBridge continues to maintain strong liquidity levels.

Assets

Equity Investments (At Share)	
GP Affiliated Investment in DBP Series	$303
GP Affiliated Investments - Other & Warehoused Investments (Credit, Core, Infrabridge, Liquid, Ventures)	321
GP Affiliated Investment in DataBank	434
Equity Investments Total (at share)	**$1,058**
Operating Net Carrying Value (Vantage SDC)[1]	224
Corporate Cash	230
Key Corporate Assets	**$1,512**
Current Liquidity (Corporate Cash + VFN Availability)	***$530***

Capitalization

DigitalBridge consolidates financial statements of Operating Segment portfolio companies' 'Investment Level Debt' despite minority ownership position; Pro Rata column details DBRG-relevant share of debt, consolidated figures provided for ease of comparison to financial statements

To Be Deconsolidated w/Operating Segment	DBRG Pro Rata	Consolidated	Blended Avg. Cost
Investment Level Debt [2]	$368	$2,802	2.8%
Corporate Debt			
Exchangeable Notes ($78M '25)	$78	$78	5.8%
Securitized Notes	$300	$300	3.9%
Revolver (VFN; $300M Available)	-	-	n/a
Total Corporate Debt	**$378**	**$378**	**4.3%**
Preferred Stock	**$822**		**7.1%**

All figures as of 9/30/23, unless otherwise noted, $ in millions

(1) Represents DBRG Share of investment cost basis & additional capital expenditures, less unpaid principal balance; does not reflect current market value of investments
(2) Excludes debt related to certain credit investments that are temporary in nature

DIGITALBRIDGE 23

24 3 EXECUTING THE DIGITAL PLAYBOOK DIGITALBRIDGE CREDIT

25 109% -25% 0% 25% 50% 75% 100% 125% 2018 2019 2020 2021 2022 2.72% 3.88% PRIVATE CREDIT: A GROWING FORCE IN GLOBAL MARKETS Since 2010, $1.8 trillion of aggregate capital has been raised by institutional asset managers to fund the growing demand for credit, taking share from traditional lenders and capital markets. Growth in debt outstanding since 2018 Source: Barclays WHY PRIVATE CREDIT NOW? Demand As borrowers face increasing liquidity needs, the private credit market is filling the gap left by traditional lenders which have tightened restrictions and have made it more difficult to access necessary capital. Better Returns With an increase in interest rates, the return profile for floating debt becomes increasingly attractive Reliable Income Diminishing returns in other asset classes, resulting from increased operating expenses, have led to investors seeking the return predictability of credit products. 10 Year Yield High-yield bonds Bank loans Private credit

26 PRIVATE CREDIT: INCREASING INSTITUTIONAL APPETITE Attractive risk-adjusted returns boosted by a rising rate environment are driving strong interest in private credit from institutional investors. 63% 58% 0% 10% 20% 30% 40% 50% 60% 70% Private Equity Venture Capital Private Debt Hedge Funds Real Estate Infrastructure Natural Resources RISING ‘INTENT TO ALLOCATE’ CAPITAL FORMATION IN PRIVATE CREDIT Source: Prequin Investor Surveys, November 2022 $142B $172B $220B $258B $227B $159B $- $200B $400B $600B $800B $1,000B $1,200B $1,400B $1,600B $1,800B $2,000B 2018 2019 2020 2021 2022 2023 YTD Aggregate Capital Raised Total AUM Average Fund Size $0.8T $1.8T =+$1T Past 5 yrs. DigitalBridge Credit is at the intersection of the two asset classes with the highest intent to increase allocations among institutional investors = >50% Intend to Increase Allocations Total Private Credit AUM has more than doubled in the past 5 years to $1.8 trillion and is on track to exceed $200 billion in new capital for the 4th consecutive year Private Credit Infra Source: Prequin

DIGITALBRIDGE PRIVATE CREDIT PLATFORM

DigitalBridge Credit delivers investment solutions to support the growth of companies across the Digital Infrastructure sector.

Our Platform

Built to Capitalize on Opportunities Across The Sector

DIGITALBRIDGE

LIQUID
Public Market Investing

DIGITAL INFRASTRUCTURE EQUITY
'Value-Add' Digital Infrastructure Equity Investing on a Global Basis

DBRG CREDIT
Financing the Digital Economy

CORE PLUS
Long-duration, stabilized assets

VENTURES
Software Powering Next-Gen Networks

A Focused and Dedicated Digital Infrastructure Player in Private Credit

CREDIT INVESTMENT TEAM

Dean Criares
Managing Director
Digital Private Credit

Chris Moon
Managing Director
Origination

Michael Zupon
Co-Chair of Investment Committee

Joshua Parrish
Managing Director
Credit

William S. Lutkins
Managing Director
Credit

H. K. Hallett
Vice President
Structuring & Underwriting

Tiara Tingle
Associate
Structuring & Underwriting

$1B Fee Paying Capital Raised

DigitalBridge finished Q3 2023 with $1B of capital raised across fund investments, separately managed accounts and co-investments

SELECT ANNOUNCED INVESTMENTS

CoreWeave	SURF Internet
Cloud Infrastructure	Fiber-to-the-home-provider
First Lien TL Delayed Draw TL	First Lien TL Delayed Draw TL

2023

INVESTMENT STRATEGY

- Providing financial sponsors with skill capital that leverages the DBRG ecosystem
- Flexible check sizes between $20M - $300M
- Full spectrum credit solutions: first lien, senior secured debt to preferred equity

FINANCING THE GROWTH OF THE NEW ECONOMY

DIGITALBRIDGE

27

DIGITALBRIDGE CREDIT CASE STUDY: COREWEAVE
FINANCING NEXT-GEN AI COMPUTE

CoreWeave is leading a new generation of Specialized Cloud Providers focused on serving AI workloads at scale with the latest technology.



AI
TECHNOLOGY STACK
Application Layer
stability.ai
ANTHROPIC
Inflection
ADEPT
cohere
Gen AI Model Layer
Azure Synapse
snowflake
dremio
Data Layer
aws
Azure
Google Cloud
Infrastructure Layer
DATABANK
zayo
switch
VANTAGE
DIGITALBRIDGE

CoreWeave

CLOUD INFRA SERVICE PROVIDER

Purpose Built For AI

- Access to Latest Gen GPUs
- Networking Fabric – Reducing latency, boosting utilization
- Value-add Software & Technical Resources

GPUaaS SERVING AI WORKLOADS

"Companies are now racing to deploy accelerated computing for the generative AI era. Over the next decade, most of the world's data centers will be accelerated." Jensen Huang, CEO Nvidia

CUSTOMER VALUE PROP

- BEST 'POUND FOR POUND' AI COMPUTE
- FAST, FLEXIBLE & COST EFFECTIVE
- HIGHLY SCALABLE
- $160B TAM[1]

NVIDIA. CoreWeave unveiled the world's fastest AI supercomputer built in partnership with NVIDIA

- CoreWeave supercomputer trained the new MLPerf GPT-3 175B large language model (LLM) in under 11 minutes
  - 29x faster than 2nd next competitor and
  - 4x larger than the 3rd next competitor

Sources: (1) IDC AI TAM by 2027

DIGITALBRIDGE
28

DIGITALBRIDGE CREDIT CASE STUDY: COREWEAVE
LEVERAGING THE DIGITALBRIDGE ECOSYSTEM

CoreWeave

$2.3 Billion Debt Financing

Growth capex to fund purchase of GPUs, data center capacity and invest in CoreWeave platform

- Closed: July 30, 2023
- DigitalBridge Credit participated alongside Blackstone, Magnetar, Coatue

Investment Highlights:

- High-quality investment-grade counterparties
- Asset-backed collateral
- Fixed price, recurring revenue for reserved capacity
- Rapidly growing demand for AI/ML computing capabilities

Source/Vet/Accelerate: DigitalBridge Credit participation in CoreWeave financing highlights strategic value of DigitalBridge Ecosystem



SOURCE

Significant market intelligence and tangible value proposition

- CoreWeave attracted to breadth of DigitalBridge data center assets and industry expertise

VET

Ability to de-risk transactions by leveraging DigitalBridge's ecosystem

- Credit underwriting process enhanced by access to:
  - DigitalBridge Data Center Portcos
  - Relationships with leading global tech companies 'talk to the logos'

ACCELERATE

Alpha creation through our ability to accelerate our portfolio companies

- Support CoreWeave's Time-To-Market advantage leveraging DBRG global data center expertise
- Access to leading global data center platforms including Switch, Vantage, DataBank, Scala, Aims, AtlasEdge

29

30 2023 CEO PRIORITIES: 3 THINGS THAT MATTER CEO 2023 Checklist Secular Tailwinds Around Connectivity – Big Growing TAM The Leading Management Team 25+ years Investing and Operating Digital Assets Converged Vision with Exposure to Entire Digital Ecosystem Focus on realization of high-growth digital infrastructure platform FUNDRAISE • $5.4B on the way to $8B in new capital formed • Strong finish into year end 2023 SIMPLIFY – 50% COMPLETE  Deconsolidated DataBank  New fund performance reporting • Vantage SDC is ‘up next’ PORTCO PERFORMANCE • Continuing to deliver solid growth across the portfolio • Early stages of AI-led demand will require more building and capital Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. Disclaimer: Past performance is not indicative of future results.

31 4 Q&A SESSION

32 5 APPENDIX

NON-GAAP RECONCILIATIONS

($ in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Net income (loss) attributable to common stockholders	$ 261,828	$ (22,411)	$ (212,473)	$ (19,356)	$ (63,273)	$ (37,321)	$ (262,316)	$ (20,686)
Net income (loss) attributable to noncontrolling common interests in Operating Company	19,918	(1,745)	(16,662)	(1,583)	(4,834)	(3,090)	(22,862)	(1,946)
Net income (loss) attributable to common interests in Operating Company and common stockholders	**281,746**	**(24,156)**	**(229,135)**	**(20,939)**	**(68,107)**	**(40,411)**	**(285,178)**	**(22,632)**
Adjustments for Distributable Earnings (DE):								
Transaction-related and restructuring charges	$7,522	$7,823	$18,391	$23,772	$23,249	$29,300	$24,668	$29,977
Unrealized other (gain) loss, net	(254,737)	14,419	144,791	4,393	(9,880)	31,577	136,613	(42,495)
Unrealized principal investment income	(17,943)	(30,409)	(3,562)	(20,443)	2,669	(16,443)	(6,389)	(10,116)
Unrealized carried interest allocation, net of associated compensation expense	(68,099)	(43,791)	18,240	(70,541)	(1,228)	(58,775)	13,078	(7,375)
Compensation expense - equity-based	18,621	25,937	16,339	7,549	18,619	9,344	18,720	19,416
Depreciation and amortization	128,156	149,263	141,220	148,508	146,810	153,548	130,597	145,031
Straight-line rent revenue and expense	(2,169)	(1,860)	(1,727)	(7,063)	(8,895)	(2,956)	(2,548)	(1,986)
Amortization of acquired above- and below-market lease values, net	(141)	370	26	100	80	(10)	(248)	(333)
Impairment loss	–	–	–	–	–	12,184	23,802	(40,732)
Gain from sales of real estate	–	–	–	–	–	–	–	(197)
Non-revenue enhancing capital expenditures	(11,396)	(8,284)	(8,564)	(14,774)	(10,992)	(13,377)	(1,372)	(1,097)
Finance lease interest expense, debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts	3,745	7,578	15,523	5,572	5,627	5,238	98,465	36,685
Preferred share redemption (gain) loss	–	(927)	–	–	–	–	–	2,127
Income tax effect on certain of the foregoing adjustments	–	–	–	55	–	–	(589)	8,195
Adjustments attributable to noncontrolling interests in investment entities	(52,496)	(88,604)	(118,563)	(69,810)	(136,338)	(91,676)	(132,237)	(105,150)
DE from discontinued operations	2,239	2,653	3,656	(4,772)	70,721	(16,940)	(22,446)	(20,954)
After-tax DE	**$ 35,048**	**$ 10,012**	**$ (3,365)**	**$ (18,393)**	**$ 32,335**	**$ 603**	**$ (5,064)**	**$ (11,636)**
W.A. Common Shares and OP Units	175,938	174,876	173,123	173,182	176,827	168,643	157,248	146,276
DE per basic share	**$ 0.20**	**$ 0.06**	**$ (0.02)**	**$ (0.11)**	**$ 0.18**	**$ 0.00**	**$ (0.03)**	**$ (0.08)**

($ in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
After-tax DE	$ 35,048	$ 10,012	$ (3,365)	$ (18,393)	$ 32,335	$ 603	$ (5,064)	$ (11,636)
Interest expense included in DE	9,524	10,130	12,549	13,756	16,348	14,142	13,280	13,775
Income tax expense (benefit) included in DE	37	2,825	1,092	30,616	(7,839)	(2,662)	(6,849)	631
Preferred dividends	14,645	14,675	14,676	14,765	15,283	15,759	15,759	16,139
Principal Investment Income (Loss)	–	–	(277)	(1,860)	(9,303)	–	(58)	(157)
Placement fee expense	15	3,653	–	–	–	–	–	603
Realized carried interest (allocation) reversal, net of associated compensation (expense) reversal	(27,927)	883	(243)	(12,377)	(20,258)	–	1,172	(1,092)
Investment costs and non-revenue enhancing capital expenditures in DE	2,249	706	1,194	1,252	2,531	3,086	2,023	2,463
Non pro-rata allocation of income (loss) to noncontrolling interests	–	–	–	–	–	–	231	231
Adjusted EBITDA	**$ 33,591**	**$ 42,884**	**$ 25,626**	**$ 27,759**	**$ 29,097**	**$ 30,928**	**$ 20,494**	**$ 20,957**

DIGITALBRIDGE
33

NON-GAAP RECONCILIATIONS

($ in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
IM net income (loss)	$100,014	$ 35,177	$ (2,804)	$ 81,167	$ 46,065	$ 67,995	$ (9,143)	$ 28,194
Adjustments:								
Interest expense (income)	2,128	2,268	2,411	2,200	2,906	2,771	2,500	2,499
Investment expense, net of reimbursement	97	–	51	156	230	(200)	138	(12)
Depreciation and amortization	9,003	11,039	6,409	6,135	5,369	5,375	5,276	5,928
Compensation expense—equity-based	7,218	17,099	3,898	6,639	2,654	3,361	3,191	2,011
Compensation expense—carried interest and incentive	(96,026)	(43,349)	17,056	(84,206)	(40,867)	(61,710)	10,767	20,201
Administrative expenses—straight-line rent	511	(39)	77	1,541	68	76	159	75
Administrative expenses—placement agent fee	15	3,653	–	–	–	–	–	880
Transaction-related and restructuring charges	3,891	3,025	9,682	8,101	2,317	4,042	3,942	2,516
Principal investment income (loss)	(1,451)	(1,604)	(318)	(2,072)	(1,016)	(1,016)	(17)	(31,608)
Other (gain) loss, net	2,662	3,608	(3,082)	(248)	110	424	3,055	(52)
Income tax (benefit) expense	(15)	2,356	217	2,172	1,263	2,006	2,374	1,852
IM Adjusted EBITDA	$ 28,047	$ 33,233	$ 33,597	$ 21,585	$ 19,099	$ 23,124	$ 22,242	$ 32,484
Exclude: Start-up FRE of certain new strategies	1,155	1,165	915	2,643	2,399	2,335	2,362	2,306
IM FRE	$ 29,202	$ 34,398	$ 34,512	$ 24,228	$ 21,498	$ 25,459	$ 24,604	$ 34,790
Wafra's 31.5% ownership	–	–	–	–	–	(4,700)	(7,615)	(11,033)
DBRG OP share of IM FRE	$ 29,202	$ 34,398	$ 34,512	$ 24,228	$ 21,498	$ 20,759	$ 16,989	$ 23,757

	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Operating net income (loss) from continuing operations	$ (79,707)	$ (93,055)	$(97,942)	$(76,990)	$(93,772)	$ (85,428)	$(74,141)	$(83,909)
Adjustments:								
Interest expense	45,305	51,285	59,984	45,222	40,770	37,233	36,184	35,144
Income tax (benefit) expense	(202)	499	(56)	509	(5)	161	(330)	(1,941)
Depreciation and amortization	118,681	138,209	134,699	133,269	130,663	145,817	122,891	126,436
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(2,031)	(678)	(1,221)	(1,749)	(2,827)	(236)	(377)	370
Compensation expense—equity-based	3,968	4,926	5,275	(95)	10,852	752	752	1,918
Installation services	–	–	–	–	–	–	–	2,097
Transaction-related and restructuring charges	1,250	1,328	184	1,574	1,105	2,400	4,636	3,188
Other gain/loss, net	1,612	(344)	(1,769)	(3,188)	4,418	534	(956)	1,226
Operating Adjusted EBITDA	$ 88,876	$102,170	$ 99,154	$ 98,552	$ 91,204	$101,233	$ 88,659	$ 84,529

DIGITALBRIDGE

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35 BALANCE SHEET ($ in thousands, except per share data) (unaudited) As of September 30, Consolidated Assets Cash and cash equivalents $ 434,044 Restricted cash 104,626 Investments 1,879,981 Real estate 3,050,577 Goodwill 466,092 Deferred leasing costs and intangible assets 697,754 Other assets 165,340 Due from affiliates 69,695 Assets held for disposition 3,982 Total assets $ 6,872,091 Liabilities Corporate debt $ 371,121 Non-recourse investment-level debt 2,786,052 Intangible liabilities 20,833 Other liabilities 668,572 Liabilities related to assets held for disposition 175 Total liabilities 3,846,753 Commitments and contingencies Redeemable noncontrolling interests 27,178 Equity Stockholders’ equity: Preferred stock, $0.01 par value per share; $821,899 liquidation preference; 250,000 shares authorized; 32,876 shares issued and outstanding 794,670 Common stock, $0.01 par value per share Class A, 237,250 shares authorized; 163,264 shares issued and outstanding 1,632 Class B, 250 shares authorized; 166 shares issued and outstanding 2 Additional paid-in capital 7,835,826 Accumulated deficit (6,941,470) Accumulated other comprehensive income (loss) 113 Total stockholders’ equity 1,690,773 Noncontrolling interests in investment entities 1,241,556 Noncontrolling interests in Operating Company 65,831 Total equity 2,998,160 Total liabilities, redeemable noncontrolling interests and equity $ 6,872,091

36 DEFINITIONS Assets Under Management (“AUM”) AUM represents the total capital for which we provide investment management services. AUM is generally composed of (a) third party capital managed by the Company and its affiliates, including capital that is not yet fee earning, or not subject to fees and/or carried interest; and (b) assets invested using the Company's own balance sheet capital and managed on behalf of the Company's shareholders (composed of the Company's fund investments as GP affiliate, warehoused investments, and the Company's interest in portfolio companies consolidated in the Operating segment). Third party AUM is based upon invested capital as of the reporting date, including capital funded through third party financing, and committed capital for funds in their commitment stage. Balance sheet AUM is based upon the carrying value of the Company's balance sheet investments as of the reporting date (on an undepreciated basis as it relates to the Company's interest in portfolio companies consolidated in the Operating segment). The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. DigitalBridge Operating Company, LLC (“DBRG at-share”) The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG at-share excludes noncontrolling interests in investment entities. Fee-Earning Equity Under Management (“FEEUM”) FEEUM represents the total capital managed by the Company and its affiliates which earns management fees and/or incentive fees or carried interest. FEEUM may be based upon committed capital, invested capital, net asset value ("NAV") or gross asset value ("GAV"), pursuant to the terms of each underlying investment management agreement. The Company’s calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Fee Related Earnings Margin % ("FRE Margin %") FRE Margin % represents IM FRE divided by management fee revenues, excluding one-time catch-up fees and/or incentives fees. Monthly Recurring Revenue (“MRR”) The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days. Run Rate Fee Revenue Calculated as FEEUM, inclusive of uncalled contractual commitments expected to be called within their commitment periods by investment vehicles that charge fees on invested capital once called, multiplied by the blended average fee rate as of the most recent reporting period. The Company’s calculations of Run-rate Investment Management Fee Revenues may not be achieved if all uncalled commitments are not called. UPB: Unpaid Principal Balance.

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